EXHIBIT 11

                      KASH N' KARRY FOOD STORES, INC.
                 COMPUTATION OF EARNINGS PER COMMON SHARE




                                   PRIMARY        FULLY DILUTED
                                   EARNINGS       EARNINGS
                                   ------------   -------------

Thirteen Weeks
Ended October 29, 1995:

Net loss                           $(1,831,000)   $(1,831,000)
                                   ============   ============
Common shares
outstanding at
beginning of period                 4,649,943      4,649,943

Stock option plans:
  Shares under option
  at end of period                    320,789        320,789

Treasury shares which
  could be purchased                 (174,604)      (174,604)
                                   -----------    -----------

Average number of
shares outstanding                  4,796,128      4,796,128
                                   ===========    ===========

Loss per share                     $   (0.38)     $   (0.38)
                                   ===========    ===========